Exhibit 3.2.43

FILED JUN 2 1986 /s/ Illegible SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

THEATER HOLDINGS, INC.

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is Theater Holdings, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 229 South State Street, City of Dover, County of Kent, and the name of the Corporation’s registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 3,000 shares of common stock, $.01 par value per share.

FIFTH: The name and the mailing address of the incorporator are as follows:

Name	Mailing Address
Andrew L. Nichols	Choate, Hall & Stewart Exchange Place 53 State Street Boston, MA 02109

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the by-laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other by-laws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the by-laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of Subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial by-law or in a by-law adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (b)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

EIGHTH: The Corporation shall indemnify and hold harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

NINTH: From time to time any of the provisions of this Certificate Of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate Of Incorporation are granted subject to the provisions of this Article NINTH.

Signed On: May 29, 1986

/s/ Andrew L. Nichols
Andrew L. Nichols, Incorporator

FILED JUL 17 1988 /s/ Illegible SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF CERTIFICATE

OF INCORPORATION BEFORE PAYMENT OF

ANY PART OF THE CAPITAL

OF

THEATER HOLDINGS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Theater Holdings, Inc.

2. The corporation has not received any payment for any of its stock.

3. The Certificate of Incorporation of the Corporation is hereby amended by revising the provisions of Article FOURTH thereof to read as follows:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Six Million (6,000,000) consisting of Five Million (5,000,000) shares of Preferred Stock, par value $1 per share, Nine Hundred Thousand (900,000) shares of Class A Common Stock, par value $1 per share, and One Hundred Thousand (100,000) shares of Class B Common Stock, par value $1 per share. The powers, preferences, rights, qualifications, limitations and restrictions thereof are as follows:

1. Dividends The holders of Preferred Stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the purpose, cumulative cash dividends in respect of all periods commencing on or after September 1, 1986 at the rate of $.10 per share. As long as any shares of the Preferred Stock are outstanding, the corporation shall not declare or pay any dividend or make any other distribution upon any Common Stock or other stock ranking junior to the Preferred Stock as to dividends (except dividends or distributions payable in stock of the corporation ranking junior to the Preferred Stock as to dividends and in liquidation), and the corporation shall not directly or indirectly purchase or redeem or otherwise acquire for value, or set apart any amount for a sinking fund for the purchase or redemption of, any Common Stock or other stock ranking junior to the Preferred Stock in liquidation, unless in each instance all dividends for all previous dividend periods shall have been paid on all outstanding shares of the Preferred Stock. Subject to the provisions of the preceding sentence, the corporation may declare and pay, out of funds legally available for the purpose, dividends on Common Stock or other stock ranking junior to the Preferred Stock as to dividends.

Shares of Class A and Class B Common Stock shall participate equally, without regard to class, in dividends if, as and when declared by the board of directors.

2. Liquidation. Upon any liquidation, dissolution or winding up of the corporation (all hereafter referred to as a “liquidation”), the holders of the Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock or other stock ranking junior to the Preferred Stock in liquidation, to receive in cash an amount equal to $1 per share (adjusted for any stock dividend, stock split or other change in the Preferred Stock) plus an amount equal to all dividends accrued thereon to the date fixed for payment, and the holders of the Preferred Stock shall not be entitled to any further payment. Written notice of such liquidation, stating a payment date and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each stockholder at his post office address as shown by the records of the corporation. After such payment shall have been made or set aside for the Preferred Stock, then, but not prior thereto, distributions or payments may be made upon Common Stock or other stock ranking junior to the Preferred Stock in liquidation. If upon such liquidation the assets of the corporation available for distribution to holders of the Preferred Stock shall not be sufficient to make in full the payment herein required to be made, such assets shall be distributed to the holders of the Preferred Stock, pro rata in proportion to the amounts payable to which they are respectively entitled hereunder. For the purposes of these provisions, the term “liquidation” shall not include any merger or consolidation involving the corporation but not effecting any change in the preferences, rights and limitations of the Preferred Stock as set out in these provisions.

Upon any liquidation, after all payments required to be made to holders of Preferred Stock shall have been made or set aside, all additional distributions shall be made to holders of shares of Class A and Class B Common Stock pro rata to the shares then held by them, without regard to class.

3. Redemption of Preferred Stock. The corporation may at its option, by the unanimous action of its board of directors, at any time, upon notice given as hereinafter provided, redeem any or all of the outstanding shares of the Preferred Stock at a price of $1 per share (adjusted for any stock dividend, stock split or other change in the Preferred Stock) together with all accrued and unpaid dividends thereon to the date fixed for redemption.

In no event, so long as any dividends shall be in arrears on any outstanding shares of Preferred Stock, shall less than the whole amount of the outstanding Preferred Stock be redeemed nor shall any stock ranking on a parity with the Preferred Stock as to dividends or in liquidation be redeemed. In case of the redemption of only a part of the outstanding shares, the shares to be redeemed shall be selected pro rata (subject to adjustment with respect to holdings not susceptible of partial redemption in the exact proportion which the total number of shares being redeemed bears to all the outstanding shares) in such manner as the board of directors shall determine. Not less than 30 days’ and not more than 60 days’ prior written notice shall be given by mail, postage prepaid, to the holders of record of the Preferred Stock to be redeemed, such notice to be addressed to each stockholder at his post office address as shown by the records of the corporation. If such notice of redemption shall have been duly given and if, on or before the redemption date specified in such notice, there shall have been deposited with the principal transfer agent for the Preferred Stock, or, if the corporation acts as its own transfer agent, with a bank or trust company with its principal office in Boston, Massachusetts in trust for the account of the holders of the shares so called for redemption, the funds necessary for such redemption, then, upon the making of such deposit, the shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights to receive notices and to vote, shall forthwith cease and determine, except only the rights of the holders thereof to receive, out of the funds so deposited, the redemption price thereof without interest. Any funds so deposited remaining unclaimed at the end of one year from the date fixed for such redemption shall be repaid to the corporation upon its request, after which repayment the holders of the shares so called for redemption shall look only to the corporation for the payment of the redemption price thereof. Subject to the provisions hereof, the board of directors shall have authority to prescribe the manner in which the Preferred Stock shall be redeemed from time to time. Any shares of the Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized Preferred Stock accordingly.

Notwithstanding any other provision of this paragraph 3, in the event of any merger of the corporation with any other corporation (other than the merger of any subsidiary of the corporation into the corporation), whether or not the corporation shall be the surviving corporation, or of any sale, assignment, lease or other disposition of all or any substantial portion of the assets of the corporation (whether in one transaction or in a series of transactions), and in any event on not later than September 1, 1991, the corporation shall forthwith redeem all of the then outstanding shares of the Preferred Stock at the price and in accordance with the procedure hereinabove set forth. In the event the corporation shall not be lawfully entitled to effect such redemption in ____ it shall in any event forthwith pay all accrued and unpaid dividends payable in respect of the Preferred Stock and thereupon redeem, pro rata, such portion of the shares of the Preferred Stock as it shall be lawfully entitled to redeem.

4. Voting Rights

4.1	Except as otherwise provided in this paragraph 4, or, as required by law, the right to vote in the election of directors and in other corporate matters requiring stockholder action is vested in the holders of Common Stock and the holders of the Preferred Stock shall have no right to vote in the election of directors or in other corporate matters or to receive any notice of any meeting of stockholders.

4.2

So long as any shares of Preferred Stock remain outstanding, the corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Preferred Stock then outstanding, voting or acting separately as a class, amend its Certificate of Incorporation (or take any other action) so as to (i) effect an exchange, reclassification or cancellation of the Preferred Stock, (ii) change the rights, preferences, designations and limitations of the Preferred Stock, (iii) effect an exchange or create a right of exchange of shares of another class into Preferred Stock, (iv) change the Preferred Stock into the same or a different number of shares, with or without par value, of the same or another class, (v) create another class of shares having rights and preferences prior and superior to the Preferred Stock, or (vi) cancel or otherwise affect dividends on the Preferred Stock which have accrued but have not been declared.

4.3	In any election of directors the holders of the Class B Common Stock shall be entitled to elect one director (it being understood that the total number of directors elected by such holders shall not exceed one). All other directors shall be elected by the holders of the Class A Common Stock. On all other matters the holders of the Class A and Class B Common Stock shall vote as a single class, without distinction.”

4. The amendment of the Certificate of Incorporation herein certified was duly adopted, pursuant to the provisions of §241 of the General Corporation Law of the State of Delaware, by the Sole Incorporator, no directors having been named in the Certificate of Incorporation and no directors having been elected.

Signed on July 14, 1986.

/s/ Andrew L. Nichols
Andrew L. Nichols, Sole Incorporator

FILED AUG 28 1986 /s/ Illegible
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF CERTIFICATE

OF INCORPORATION BEFORE PAYMENT OF

ANY PART OF THE CAPITAL

OF

THEATER HOLDINGS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Theater Holdings, Inc.

2. The corporation has not received any payment for any of its stock.

3. The Certificate of Incorporation of the Corporation is hereby amended by revising the provisions of Article FOURTH thereof to read as follows:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is One Million One Hundred Forty Thousand (1,140,000) consisting of One Hundred Forty Thousand (140,000) shares of Preferred Stock, par value $.01 per share, Nine Hundred Thousand (900,000) shares of Class A Common Stock, par value $.01 per share, and One Hundred Thousand (100.000) shares of Class B Common Stock, par value $.01 per share. The powers, preferences, rights, qualifications, limitations and restrictions thereof are as follows:

1. Dividends The holders of Preferred Stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the purpose, cumulative cash dividends in respect of all periods commencing on or after September 1, 1986 at the annual rate of $10.00 per share. As long as any shares of the Preferred Stock are outstanding, the corporation shall not declare or pay any dividend or make any other distribution upon any Common Stock or other stock ranking junior to the Preferred Stock as to dividends (except dividends or distributions payable in stock of the corporation ranking junior to the

Preferred Stock as to dividends and in liquidation), and the corporation shall not directly or indirectly purchase or redeem or otherwise acquire for value, or set apart any amount for a sinking fund for the purchase or redemption of, any Common Stock or other stock ranking junior to the Preferred Stock in liquidation, unless in each instance all dividends for all previous dividend periods shall have been paid on all outstanding shares of the Preferred Stock. Subject to the provisions of the preceding sentence, the corporation may declare and pay, out of funds legally available for the purpose, dividends on Common Stock or other stock ranking junior to the Preferred Stock as to dividends.

Shares of Class A and Class B Common Stock shall participate equally, without regard to class, in dividends if, as and when declared by the board of directors.

2. Liquidation. Upon any liquidation, dissolution or winding up of the corporation (all hereafter referred to as a “liquidation”), the holders of the Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock or other stock ranking junior to the Preferred Stock in liquidation, to receive in cash an amount equal to $100 per share (adjusted for any stock dividend, stock split or other change in the Preferred Stock) plus an amount equal to all dividends accrued thereon to the date fixed for payment, and the holders of the Preferred Stock shall not be entitled to any further payment. Written notice of such liquidation, stating a payment date and the place where said suns shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each stockholder at his post office address as shown by the records of the corporation. After such payment shall have been made or set aside for the Preferred Stock, then, but not prior thereto, distributions or payments may be made upon Common Stock or other stock ranking junior to the Preferred Stock in liquidation. If upon such liquidation the assets of the corporation available for distribution to holders of the Preferred Stock shall not be sufficient to make in full the payment herein required to be made, such assets shall be distributed to the holders of the Preferred Stock, pro rata in proportion to the amounts payable to which they are respectively entitled hereunder. For the purposes of these provisions, the term “liquidation” shall not include any merger or consolidation involving the corporation but not effecting any change in the preferences, rights and limitations of the Preferred Stock as set out in these provisions.

Upon any liquidation, after all payments required to be made to holders of Preferred Stock shall have been made or set aside, all additional distributions shall be made to holders of shares of Class A and Class B Common Stock pro rata to the shares then held by them, without regard to class.

3. Redemption of Preferred Stock. The corporation may at its option, by the unanimous action of its board of directors, at any time, upon notice given as hereinafter provided, redeem any or all of the outstanding shares of the Preferred Stock at a price of $100 per share (adjusted for any stock dividend, stock split or other change in the Preferred Stock) together with all accrued and unpaid dividends thereon to the date fixed for redemption.

In no event, so long as any dividends shall be in arrears on any outstanding shares of Preferred Stock, shall less than the whole amount of the outstanding Preferred Stock be redeemed nor shall any stock ranking on a parity with the Preferred Stock as to dividends or in liquidation be redeemed. In case of the redemption of only a part of the outstanding shares, the shares to be redeemed shall be selected pro rata (subject to adjustment with respect to holdings not susceptible of partial redemption in the exact proportion which the total number of shares being redeemed bears to all the outstanding shares) in such manner as the board of directors shall determine. Not less than 30 days’ and not more than 60 days’ prior written notice shall be given by mail, postage prepaid, to the holders of record of the Preferred Stock to be redeemed, such notice to be addressed to each stockholder at his post office address as shown by the records of the corporation. If such notice of redemption shall have been duly given and if, on or before the redemption date specified in such notice, there shall have been deposited with the principal transfer agent for the Preferred Stock, or, if the corporation acts as its own transfer agent, with a bank or trust company with its principal office in Boston, Massachusetts in trust for the account of the holders of the shares so called for redemption, the funds necessary for such redemption, then, upon the making of such deposit, the shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights to receive notices and to vote, shall forthwith cease and determine, except only the rights of the holders thereof to receive, out of the funds so deposited, the redemption price thereof without interest. Any funds so deposited remaining unclaimed at the end of one year from the date fixed for such redemption shall be repaid to the corporation upon its request, after which repayment the holders of the shares so called for redemption shall look only to the corporation for the payment of the redemption price thereof. Subject to the provisions hereof, the board of directors shall have authority to prescribe the manner in which the Preferred Stock shall be redeemed from time to time. Any shares of the Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized Preferred Stock accordingly.

Notwithstanding any other provision of this paragraph 3, in the event of any merger of the corporation with any other corporation (other than the merger of any subsidiary of the corporation into the corporation), whether or not the corporation shall be ____e surviving corporation, or of any sale, assignment, lease or other disposition of all or any substantial portion of the assets of the corporation (whether in one transaction or in a series of transactions), and in any event or not later than September 1, 1991, the corporation shall forthwith redeem all of the then outstanding shares of the Preferred Stock at the price and in accordance with the procedure hereinabove set forth. In the event the corporation shall not be lawfully entitled to effect such redemption in full it shall in any event forthwith pay all accrued and unpaid dividends payable in respect of the Preferred Stock and thereupon redeem, pro rata, such portion of the shares of the Preferred Stock as it shall be lawfully entitled to redeem.

4. Voting Rights

4.1	Except as otherwise provided in this paragraph 4, or, as required by law, the right to vote in the election of directors and in other corporate matters requiring stockholder action is vested in the holders of Common Stock and the holders of the Preferred Stock shall have no right to vote in the election of directors or in other corporate matters or to receive any notice of any meeting of stockholders.

4.2

So long as any shares of Preferred Stock remain outstanding, the corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Preferred Stock then outstanding, voting or acting separately as a class, amend its Certificate of Incorporation (or take any other action) so as to (i) effect an exchange, reclassification or cancellation of the Preferred Stock, (ii) change the rights, preferences, designations and limitations of the Preferred Stock, (iii) effect an exchange or create a right of exchange of shares of another class into Preferred Stock, (iv) change the Preferred Stock into the same or a different number of shares, with or without par value, of the same or another class, (v) create another class of shares having rights and preferences prior and superior to the Preferred Stock, or (vi) cancel or otherwise affect dividends on the Preferred Stock which have accrued but have not been declared.

4.3	In any election of directors the holders of the Class B Common Stock shall be entitled to elect one director (it being understood that the total number of directors elected by such holders shall not exceed one). All other directors shall be elected by the holders of the Class A Common Stock. On all other matters the holders of the Class A and Class B Common Stock shall vote as a single class, without distinction.”

4. The Certificate of Incorporation of the Corporation is hereby further amended by revising the provisions of Article EIGHTH thereof to read as follows:

“EIGHTH: The Corporation shall indemnify and hold harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation or any subsidiary or parent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the fullest extent permitted by the laws of the State of Delaware, as they may be amended from time to time. Without limiting the foregoing, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.”

5. The amendment of the Certificate of Incorporation herein certified was duly adopted, pursuant to the provisions of §241 of the General Corporation Law of the State of Delaware, by the Sole Incorporator, no directors having been named in the Certificate of Incorporation and no directors having been elected.

Signed on August 27, 1986.

/s/ Andrew L. Nichols
Andrew L. Nichols,
Sole Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 05/22/1992 752143058 – 2092542

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THEATER HOLDINGS, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

The undersigned, THEATER HOLDINGS, INC., a corporation existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY THAT:

FIRST: That Article FOURTH of the Certificate of Incorporation of THEATER HOLDINGS, INC. be and it hereby is amended to read in its entirety as follows:

The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, each of which shall have the par value of $20.00 per share.

SECOND: Said Amendment has been duly adopted by the board of directors of the Corporation and approved by the shareholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said THEATER HOLDINGS, INC. has caused this Certificate to be executed by Seymour H. Smith, its Executive Vice President, and attested to by David I. Badain, its Assistant Secretary, on this 12th day of May, 1992.

THEATER HOLDINGS, INC.

By:	/s/ Seymour H. Smith
SEYMOUR H. SMITH
Executive Vice President

ATTEST:

/s/ David I. Badain
David I. Badain Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Theater Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40399, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said Theater Holdings, Inc. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

Theater Holdings, Inc.

By:	/s/ Bryan Berndt
Bryan Berndt
Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/21/2002 020188791 – 2092542